Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to " 240.14a-11(c) or " 240.14a-12

                                ECOS Group, Inc.
                                ----------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

1)       Title of each class of securities to which transaction applies:  ______

2)       Aggregate number of securities to which transaction applies:  _________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________________________________

4)       Proposed maximum aggregate value of transaction:_______________________

5)       Total fee paid:________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:________________________________________________

2)       Form, Schedule or Registration Statement No.:__________________________

3)       Filing Party:__________________________________________________________

4)       Date Filed:____________________________________________________________

                                ECOS GROUP, INC.
                          14505 Commerce Way, Suite 400
                           Miami Lakes, Florida 33106

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 11, 2000

         The annual meeting of shareholders of ECOS Group, Inc. ("ECOS") will be held on Friday, August 11, 2000 at 10:00 a.m. at 14505 Commerce Way, Suite 400, Miami Lakes, Florida for the following purposes:

         1. to elect six directors to the Board of Directors for a term of one year and until their successors are duly elected and qualified;

         2.       to adopt the ECOS Group, Inc. 2000 Equity Compensation Plan;
                  and

         3. to transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on July 14, 2000 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

         A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                       By Order of the Board of Directors,



                                       CHARLES C. EVANS
                                       Chairman and Chief Executive Officer


Miami Lakes, Florida
July 18, 2000


         YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED
               PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT
                  THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                ECOS GROUP, INC.
                          14505 Commerce Way, Suite 400
                           Miami Lakes, Florida 33106
                             -----------------------

                                 PROXY STATEMENT
                             ----------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ECOS Group, Inc. ("ECOS") for the Annual Meeting of Shareholders to be held at 10:00 a.m. on Friday, August 11, 2000 at 14505 Commerce Way, Suite 400, Miami Lakes, Florida 33016 and thereafter as it may from time to time be adjourned.

         You are requested to complete, date and sign the accompanying proxy, and return it to ECOS in the enclosed postage prepaid envelope. Proxies may be revoked at any time prior to the meeting by giving written notice of revocation to the Secretary of ECOS, by giving a later dated proxy or by attending the meeting and voting in person. Proxies duly executed and received in time for the meeting will be voted in accordance with the shareholder"s instructions. If no instructions are given, proxies will be voted as follows:

         1. FOR the election of six directors to the Board of Directors for a term of one year and until their successors are duly elected and qualified;

         2. FOR the adoption of the ECOS Group, Inc. 2000 Equity Compensation Plan; and

         3. In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on July 14, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 31,271,860 outstanding shares of ECOS' common stock, par value $.012 per share (the "Common Stock"). Holders of the Common Stock are entitled to one vote per share held as of the record date. Under ECOS' bylaws, the presence, in person or by proxy, of one-third of the shares eligible to vote is required for a quorum. If a quorum is not present, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, for a period not to exceed sixty days at any one adjournment, until the number of shares required for a quorum shall be present.

         The affirmative vote of a plurality of the votes cast by holders of outstanding shares of the Common Stock is required for the approval of the election of the directors. The affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock is required for approval of Proposal 2 and any other matters to be voted upon at the meeting or any adjournment thereof. With regard to Proposal 1, votes may be cast in favor of, or withheld from any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

         Brokers who hold shares in "street name" for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors, Proposal 1, but may not vote on Proposal 2. A failure by brokers to vote those shares will not have an effect on Proposal 2 as approval of Proposal 2 only requires a majority of the votes cast. Any abstentions will have the same effect as votes against the proposal.

         This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about July 18, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of ECOS' Common Stock as of June 30, 2000 by (i) each person known by ECOS to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock; (ii) each director and named executive officer of ECOS; and (iii) all current directors and executive officers of ECOS as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares. As of June 30, 2000, there were 31,271,860 shares of ECOS' Common Stock outstanding.

                                                                          Common Stock (1)
                                                        ---------------------------------------------
             Name and Address                           Number of Shares                   % of Class
             ----------------                           ----------------                   ----------
Wendell R. Anderson
Director                                                     803,846 (2)                       2.54%

Luis De La Cruz
Director                                                     511,538 (3)                       1.62%

Leon S. Eplan                                                942,308 (4)                       2.97%
Director

Charles C. Evans                                           6,739,846 (5)                      19.60%
Chairman of the Board of Directors and
Chief Executive Officer

Timothy R. Gipe                                            6,178,924 (6)                      18.01%
Director

Joseph F. Startari                                           496,154 (7)                       1.58%
Director

All Directors and Executive Officers as a                 15,985,436 (8)                      41.08%
group

Strategica Capital Corporation                             2,460,193 (9)                       7.29%

---------------

Except as otherwise indicated, the address of each person named in this table is c/o ECOS Group, Inc., 14505 Commerce Way, Suite 400, Miami Lakes, Florida 33016.

(1) Pursuant to rules of the Securities and Exchange Commission, shares of Common Stock subject to options, warrants, rights or conversion privileges held by directors and executive officers that are exercisable within 60 days of June 30, 2000 are deemed outstanding for purposes of determining the total number and percentage of shares beneficially owned by such person and are not deemed outstanding for such purpose for all other shareholders.

(2)  Includes 376,923 shares of Common Stock issuable under options.

(3)  Includes 230,769 shares of Common Stock issuable under options.

(4)  Includes 446,154 shares of Common Stock issuable under options.

(5)  Includes 3,119,923 shares of Common Stock issuable under options.

(6) Includes 2,889,462 shares of Common Stock issuable under options and 150,000 shares of Common Stock issuable under options by Mr. Gipe's wife as to which shares Mr. Gipe disclaims beneficial ownership.

(7)  Includes 223,077 shares of Common Stock issuable under options.

(8) Includes 7,492,718 shares of Common Stock issuable under options and 150,000 shares of Common Stock issuable under options by Mr. Gipe's wife as to which shares Mr. Gipe disclaims beneficial ownership.

(9) Includes 175,000 shares of Common Stock issuable under options granted to a predecessor corporation and 2,285,193 shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Board of Directors of ECOS consists of six directors serving for one-year terms.

         Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of ECOS if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, then the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than six nominees. ECOS has no reason to believe that any nominee will not serve if elected.

         The following persons have been nominated by the Board of Directors for election to the Board of Directors as directors to succeed themselves for a term of one year, expiring at the 2001 Annual Meeting of Shareholders, and until their successors are elected and qualified or until the earlier of death, resignation, removal or disqualification of the director.

         Wendell R. Anderson, 67, a director since 1994, is former Governor of the State of Minnesota. For more than five years, Mr. Anderson has practiced law in Minnesota.

         Luis De La Cruz, 47, a director since 1996, has practiced law with De La Cruz & Cutler, P.A., a law firm in Coral Gables, Florida since 1990. Mr. De La Cruz's legal expertise is in the areas of real estate and commercial transactions. He is also a director with De La Cruz & Cutler, P.A.

         Leon S. Eplan, 71, a director since 1993, has served since 1996 as a City Planning Consultant for Eplan Consulting, an Atlanta based international consulting firm that provides client services in urban planning and revitalization, urban economic analysis, real estate development and growth management. He was formerly the Commissioner of Planning and Development of the City of Atlanta.

         Dr. Charles C. Evans, 43, a director since 1993, was appointed interim Chief Executive Officer of ECOS in February 1998 and was appointed to Chief Executive Officer in June 1998. From 1986 until March 1995, Dr. Evans was continuously employed as President of one or more of the subsidiaries of Evans Environmental & Geosciences ("EE&G").

         Timothy R. Gipe, 36, a director since 1999, joined ECOS as General Manager of EE&G in 1996. Since 1996, Mr. Gipe has been responsible for directing and managing EE&G, with an aggressive focus on growth and profitability. In 1998, Mr. Gipe was appointed President of EE&G. Prior to joining ECOS, Mr. Gipe was employed by a national environmental engineering firm, SCS Engineers, where he served as their Miami Branch Office Director from 1990 to 1995.

         Joseph F. Startari, 52, a director since 1996, is a director of Biotechna Environmental (2000) Corporation, an environmental/biotechnology company, and Biotechna USA, Inc., a majority owned subsidiary (referred to collectively as "Biotechna"). Mr. Startari joined Biotechna in December 1995. Prior to joining Biotechna, Mr. Startari held various senior positions in operations, marketing, research and development and materials management during his 18-year tenure at Olin Corporation (Ordinance Division) and also served as Executive Vice President of Olin Services, Inc.

Committees of the Board of Directors

         The Board of Directors held three meetings during the fiscal year ended March 31, 2000. With the exception of Mr. Anderson and Mr. De La Cruz, each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served.

         The Board of Directors has established a Compensation Committee, of which Mr. De La Cruz is Chairman and Mr. Anderson is a member. The Compensation Committee reviews and approves annual salaries and bonuses for all executive officers and reviews, approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes, including the granting of stock options pursuant to ECOS' stock option plans. The Compensation Committee did not hold any meetings during the fiscal year ended March 31, 2000.

           The Board of Directors also established an Audit Committee of which Mr. Startari is Chairman, Mr. Eplan and Dr. Evans are voting members and Ms. Ana Caminas is a non-voting member. The Audit Committee oversees ECOS' Chief Financial Officer, meets periodically with ECOS' outside auditors, and is generally responsible for ECOS' financial and accounting policies. The Compensation Committee held one meeting during the fiscal year ended March 31, 2000.

Certain Relationships and Related Transactions.

         In July 1995, ECOS borrowed $85,000 from the spouse of Dr. Evans, the Chairman of the Board of Directors. The note was due upon demand, bearing interest at 12% per annum. The note was settled during fiscal year 2000 with a cash payment of $7,500, issuance of 198,128 shares of ECOS' Common Stock and options to purchase 198,128 shares of ECOS' Common Stock at a price of $0.06875 per share.

         In May 1997, ECOS borrowed $72,000 from the mother of Enrique A. Tomeu, a former Chief Executive Officer of ECOS. The loan was due upon demand, bearing interest at 12% per annum. The balance of $72,000 plus interest of $22,817 was settled for $40,000 on January 17, 2000 from ECOS' internal funds. A $54,519 gain was recognized on the early extinguishment of this debt.

         During 1997, ECOS' remediation division had a note payable to Transportation Financial, which is partially owned by Mr. Tomeu, for $303,000 with a 13.5% interest rate. On November 17, 1998, a mutual agreement was reached between ECOS and Mr. Tomeu to terminate his four-year employment contract dated July 8, 1996. In exchange for termination of the employment contract, Mr. Tomeu agreed to release ECOS from $354,337 obligation payable to him in the form of a note payable as well as surrender 633,365 shares of Series B Convertible Preferred Stock of ECOS.

Compensation of Directors

         Each director who is not an executive officer or employee of ECOS is entitled to a fee of $300 per meeting attended. In March 1999, the Board of Directors granted each non-employee director shares of Common Stock options to purchase shares of Common Stock in lieu of any past due unpaid compensation. Specifically, Mr. Anderson received 376,923 shares valued at $14,700; Mr. De La Cruz received 230,769 shares valued at $9,000; Mr. Eplan received 446,154 shares valued at $17,400 and Mr. Startari received 223,077 shares valued at $8,700. In addition, each of these directors was granted an equal number of options. These options had an exercise price of $0.06875 per share and a one-year vesting period. The options expire on March 2, 2004. If the ECOS 2000 Equity Compensation Plan is approved by Shareholders, then each non-employee director will also be eligible to receive options, at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table presents certain summary information for the fiscal year ended March 31, 2000 concerning compensation earned for services rendered in all capacities by ECOS' Chief Executive Officer and the other most highly compensated executive officers of ECOS or of ECOS' subsidiaries (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 during fiscal year 2000.

                                     Summary Compensation Table

---------------------- -------- ---------------------------------------------- ---------------------------------
                                             Annual Compensation                    Long-Term Compensation
 --------------------- -------- ---------------------------------------------- ---------------------------------
                                                                                            Awards
---------------------- -------- ---------------------------------------------- ---------------------------------
                                                                                 Restricted       Securities
   Name and                                                    Other Annual     Stock Award         Under-
Principal Position      Year      Salary         Bonus         Compensation          $               Lying
                                                                                                    Options
---------------------- -------- ----------- ---------------- ----------------- ---------------- ----------------
    Charles Evans       2000     $102,500       $10,000              *                --               --
 Chairman and Chief     1999     $ 92,708          (1)               *            $104,200(3)       2,671,795
  Executive Officer     1998     $ 51,702          --                *                --               --
---------------------- -------- ----------- ---------------- ----------------- ---------------- ----------------
    Timothy Gipe        2000     $100,000       $10,000              *                --               --
      President         1999     $ 95,042          (1)               *            $102,939(4)       2,639,462
                        1998     $ 71,354       $36,654(2)           *                --               --
---------------------- -------- ----------- ---------------- ----------------- ---------------- ----------------

* The value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary & bonuses reported for executive officers.

(1) Executive officer elected to receive restricted stock in lieu of cash bonus.
(2) Represents bonus paid in fiscal year 1999 for services performed in fiscal year 1998.
(3) Dr. Evans was awarded 2,671,795 shares of restricted stock in lieu of compensation owed. These shares are valued at $0.039 per share, the closing market price of ECOS' Common Stock on the date of the grant. The restricted stock was fully vested upon grant. Dr. Evans has the right to receive all dividends paid upon such stock. As of March 31, 2000, Dr. Evans held 3,619,923 shares of restricted stock valued at $622,265 (based upon a closing price of ECOS' Common Stock of $0.1719 per share as of March 31,
     2000).
(4) Mr. Gipe was awarded 2,639,462 shares of restricted stock in lieu of compensation owed. These shares are valued at $0.039 per share, the closing market price of ECOS' Common Stock on the date of the grant. The restricted stock was fully vested upon grant. Mr. Gipe has the right to receive all dividends paid upon such stock. As of March 31, 2000, Mr. Gipe held 3,139,462 shares of restricted stock valued at $539,674 (based upon a closing price of ECOS' Common Stock of $0.1719 per share as of March 31,
     2000).

         The following table provides information regarding the options exercised by the Executive Officers during fiscal year 2000 and the value of options outstanding for such individuals at March 31, 2000:

                            Aggregated Option/SAR Exercises In Last Fiscal Year
                                   And Fiscal Year End Option/SAR Values

------------------------- ------------------ ------------------ ---------------------- ----------------------
                                                                Number of Securities
                                                                     Underlying
                                                                     Unexercised       Value of Unexercised
                                                                  Options/SAR's at         In-the-Money
                                                                 fiscal year end (#)     Options/SAR's at
                           Shares Acquired                          Exercisable/        fiscal year end ($)
                           on Exercise (#)    Value Realized        Unexercisable          Exercisable/
                                                    ($)                                  Unexercisable (1)
------------------------- ------------------ ------------------ ---------------------- ----------------------
     Charles Evans
   Chairman and Chief            --                 --           2,869,923/2,869,923     $493,340/$493,340
   Executive Officer
------------------------- ------------------ ------------------ ---------------------- ----------------------
      Timothy Gipe
       President                 --                 --           2,639,462/2,639,462     $453,723/$453,723

------------------------- ------------------ ------------------ ---------------------- ----------------------

         (1) As of March 31, 2000, the closing price of ECOS' Common Stock was $0.1719.

         On July 1, 1998, Dr. Evans and Mr. Gipe were granted 300,000 and 500,000 stock options, respectively; each of which was, (i) for 3 years, (ii) immediately exercisable and (iii) at an exercise price of $0.10 per share (the market price on the date of the grant). On March 3, 1999, the stock options were cancelled and an equivalent number of shares of Common Stock were issued to Dr. Evans and Mr. Gipe. These stock grants were made by the Board of Directors as a form of non-cash compensation for past services.

Employment Agreements

         In June 1999, Dr. Evans executed a one-year agreement to serve as Chief Executive Officer of ECOS. Pursuant to the terms of the agreement, Dr. Evans received a salary of $104,000, a car allowance of $600 per month, a performance based bonus of up to $10,000 per year, a stock option bonus incentive of up to 250,000 shares, reimbursement for business travel and expenses and eight weeks paid vacation per year. The agreement also provides that he will not compete with ECOS' business for a period of one-year following his voluntary resignation or the termination of his employment for cause. In June 2000, ECOS renewed Dr. Evans' contract for another one-year term, including a 2.5% base salary increase.

         In June 1999, Mr. Gipe executed a one-year agreement to serve as President of EE&G. Pursuant to this agreement, Mr. Gipe received a salary of $100,000 per year, a performance based bonus of up to $10,000 per year, a stock option bonus incentive of up to 250,000 shares, reimbursement for business travel and expenses and four weeks paid vacation per year. The agreement also provides that Mr. Gipe will not compete with ECOS' business for a period of one-year following his voluntary resignation or the termination of his employment for cause. ECOS renewed Mr. Gipe's contract in June 2000 for another one-year term, including a 2.5% base salary increase and paid vacation of five weeks per year.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ECOS' officers and directors, and persons who beneficially own more than 10% of ECOS' Common Stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish ECOS with copies of all
Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to ECOS and written representations that no other reports were required, ECOS believes that, for the fiscal year ended March 31, 2000, its officers complied with all Section 16(a) filing requirements applicable to such officers, directors and greater than 10% beneficial owners.

                                  PROPOSAL TWO

                        ADOPTION OF THE ECOS GROUP, INC.
                   2000 EQUITY COMPENSATION PLAN (THE "PLAN")

         Adoption of the Plan. On July 11, 2000, the Board of Directors adopted the Plan, subject to shareholder approval, authorizing the Compensation Committee of the Board of Directors to grant stock options and restricted stock awards for up to 3,127,186 shares of ECOS Common Stock to ECOS' employees, officers and directors. The Board of Directors approved the Plan to provide competitive compensation for ECOS' employees, incentives for ECOS' officers and directors and to align the interests of these persons with the interests of the shareholders.

         Administration of the Plan. The Plan is currently administered by a committee consisting of not less than two persons appointed by the Board of Directors from among its members who are not officers of other salaried employees of ECOS and who are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and non-employee directors within the meaning of Rule 16b-3 (the "Committee"). The Committee is authorized to determine, from time to time, the persons to whom awards or grants will be made, and the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each award or grant. The Committee has the power to establish and waive, in its discretion, vesting provisions for awards or grants.

         Notwithstanding the foregoing, the full Board of Directors may administer the Plan with respect to grants to our employees, except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code are required to be determined by the Committee. In addition, the Board of Directors shall conduct the general administration of the Plan with respect to options granted to non-employee directors.

         Grants. Incentives under the Plan may consist of any of incentive stock options, non-qualified stock options and restricted stock awards. Shares subject to options or awards, which expire or are forfeited become available to be granted again under the Plan.

         Eligibility for Participation. Employees, officers, and directors (or employees, officers, or directors of any current or future subsidiaries of ECOS) are eligible to receive grants under the Plan ("Participants"). As of March 31, 2000, there were two employee and four non-employee directors of ECOS, 58 employees of ECOS and its subsidiary (including two officers of ECOS and three officers of its subsidiary).

         Options, Term and Exercise Price. The exercise price of the Common Stock subject to an option is the fair market value of the stock on the date the option is granted. However, incentive stock options ("ISOs") granted to a person who owns more than 10% of the voting power of ECOS are required to have an exercise price of not less than 110% of the fair market value of the Common Stock on the date of grant. On June 30, 2000, the fair market value of a share of Common Stock was $0.2031 per share.

         The Committee determines the option exercise period for each option, not to exceed ten years from the date of grant, except that ISOs granted to a person who owns more than 10% of the voting power of ECOS are required to have an exercise period of not greater than five years.

         Transferability of Options. In general, options are not transferable, except by will or the laws of descent or distribution. In addition, the Plan permits a grantee to transfer nonqualified stock options to family members or entities (including trusts) established for the benefit of the grantee or the grantee's family members; provided that the grantee may not receive consideration for the transfer of such option and the transferred option must continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

         Awards under the Plan. The Plan provides that the Committee may grant or issue stock options, or restricted stock, or any combination thereof to any eligible employee, officer, or director. Each such award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

         Nonqualified Stock Options, ("NQSOs"), will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date, subject to the participant's continued employment with us. NQSOs may be granted for any term specified by the Committee.

         Incentive Stock Options will be designed to comply with certain restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs (i) must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant; (ii) may only be granted to employees; (iii) must expire within a specified period of time following the optionee's termination of employment; and (iv) must be exercised within ten years after the date of grant, but may be subsequently modified to disqualify them for treatment as ISOs.

         Restricted stock may be issued to participants and made subject to such restrictions as may be determined by the Committee. Restricted stock shall be forfeited if the conditions or restrictions are not met. In general, Restricted stock may not be sold, or otherwise transferred, until restrictions are removed or expire. Holders of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

         Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time, provided that shareholder approval is required for any amendment that requires shareholder approval in accordance with the regulations issued under Section 16 of the Securities Exchange Act of 1934 and any amendment that would impair the rights of a grantee requires the grantee's consent. The Plan will terminate on July 11, 2010 unless terminated earlier by the Board of Directors. Awards granted prior to July 11, 2010 may extend beyond that date.

         Adjustment Provisions. If there is any change in the Common Stock as a result of a stock dividend, recapitalization, stock split, or combination or exchange of the Common Stock, or a merger, reorganization or consolidation of ECOS or any other change in the capital structure made without the receipt of consideration, then unless such event results in the termination of all outstanding grants under the Plan, the number of and class of shares available for grants and the number and class of such shares covered by outstanding grants, and the price per share or the applicable market value of such grants, will be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

         Change in Control of ECOS. In the event of a change in control, unless otherwise provided in an award agreement, the Committee or the Board of Directors may provide on a case-by-case basis that some or all Options may become fully vested and immediately exercisable, and the restrictions on any restricted stock grants may lapse with such grants becoming fully vested.

         Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to grants under the Plan.

         Non-Qualified Stock Options. There are no federal income tax consequences to grantees or to ECOS upon the grant of an NQSO under the Plan. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and ECOS generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

         Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the Plan, and ECOS will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the stock option price (or the grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the stock option price (or the grantee's other tax basis in the shares), and ECOS will not be entitled to any tax deduction in connection with the sale.

         If the sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the grantee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the stock option price (or the grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. ECOS generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the grantee.

         Restricted Stock. A grantee normally will not recognize taxable income upon the award of a restricted stock grant, and ECOS will not be entitled to a deduction, until such stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time and ECOS will be entitled to a deduction in the same amount. A grantee may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In this event, ECOS will be entitled to a deduction in the same year. Any gain or loss recognized by the grantee upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a restricted stock grant is forfeited, or if the market value declines during the restriction period, the grantee will not be entitled to any tax deduction or tax refund.

                            OTHER EXECUTIVE OFFICERS

         Ana R. Caminas, 46, was hired in March 1999 as Chief Financial Officer of ECOS. From 1991 to 1998, Ms. Caminas served as Vice President of J.I. Kislak Mortgage Corporation. Ms. Caminas graduated from Florida International University with a Bachelor of Science degree in Business Administration. She has a Master's Degree in Accounting from the University of Miami and maintains professional registration as a Certified Public Accountant in the State of Florida.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Morrison, Brown, Argiz & Company served as independent auditors of ECOS for the fiscal year ended March 31, 2000 and have been selected by the Board of Directors to serve as independent auditors of ECOS for the fiscal year ending March 31, 2001. Representatives of Morrison, Brown, Argiz & Company are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                               GENERAL INFORMATION

         Other Matters. The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this Proxy Statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

         Deadline for Shareholders Proposals. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in ECOS' proxy statement for the 2001 Annual Meeting of Shareholders is March 20, 2001. Additionally, ECOS must receive notice of any shareholder proposal to be submitted at the 2001 Annual Meeting of Shareholders (but not required to be included in ECOS' proxy statement) by June 3, 2001, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

         Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by ECOS' directors, officers and regular employees. The entire cost of solicitation will be borne by ECOS.


                                      By Order of the Board of Directors,



                                      CHARLES C. EVANS
                                      Chairman and Chief Executive Officer

Miami Lakes, Florida
July 18, 2000

                                ECOS GROUP, INC.
                         Annual Meeting of Shareholders
                            Friday, August 11, 2000



         The undersigned appoints as agents to vote all shares of common stock of ECOS Group, Inc., a Florida corporation, that the undersigned is entitled to vote at the annual meeting of shareholders, to be held at 14505 Commerce Way, Suite 400, Miami Lakes, Florida 33016, on Friday, August 11, 2000, at 10:00 a.m. Eastern Time, and at any adjournments. As more fully described in the proxy statement for the annual meeting, such persons (or their substitutes) are directed to vote as indicated on this card and are authorized to vote in their discretion upon any other business that properly comes before the meeting.

Our Board of Directors is soliciting this Proxy.

Our Board of Directors recommends a vote "For" the listed proposals.

(1) To elect six directors to the Board of Directors to serve for one year and until their successors are duly elected and qualified.

     [ ] For all nominees listed below (except as indicated to the contrary below)

     [ ]  Withhold authority to vote for all nominees

     Nominees: Wendell R. Anderson, Luis De La Cruz, Leon S. Eplan, Dr. Charles
     C. Evans, Timothy R. Gipe and Joseph F. Startari

     Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

     _______________________________________


(2)  To adopt the Ecos Group, Inc. 2000 Equity Compensation Plan.

     [ ] For                    [ ] Against                     [ ] Abstain

(3) To vote in accordance with their best judgment with respect to any other matters as may poorly come before the meeting or any adjournment thereof.

If no instructions are specified, this proxy will be voted "For" the listed proposals.

Date:                                     _____________________________

Shareholders' Signature:                  _____________________________

Signature of C0-shareholder (if any):     _____________________________

Please detach this proxy card and sign, date and mail it in the postage-paid envelope provided.

The above-signed shareholder acknowledges receipt from Ecos Group, Inc., prior to the execution of this proxy, of a notice of the annual meeting and a proxy statement dated July 18, 2000.

Please sign exactly as your name appears on this card. When signing on behalf of a corporation, estate, trust or another shareholder, please give such entity's full name and your full title.

                              Please act promptly.
                    Sign, date & mail your proxy card today.